UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    Azimuth Opportunity, Ltd. Common Stock Purchase Agreement

On May 10, 2011, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity, Ltd. (“Azimuth”) pursuant to which we may, subject to certain customary conditions, require Azimuth to purchase up to $40.0 million of our shares of common stock over the 24-month term of the Purchase Agreement. Such arrangement is sometimes referred to as a committed equity line financing facility. In connection with the entry into the Purchase Agreement, we and Azimuth terminated our common stock purchase agreement and registration rights agreement (the “Prior Azimuth Agreements”) dated July 28, 2010 that also permitted us to sell up to $40.0 million of our shares of common stock to Azimuth. We did not sell any shares of our common stock to Azimuth pursuant to the Prior Azimuth Agreements.

Pursuant to the Purchase Agreement entered into on May 10, 2011, from time to time over the 24-month term, and in our sole discretion, we may present Azimuth with draw-down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, based on the price per share over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock and a limit of 2.5% of our market capitalization at the time of the draw down, which limit may be waived by our mutual agreement. We are allowed to present Azimuth with up to 24 draw-down notices during the 24-month term, with a minimum of five trading days required between each Draw Down Period. Only one draw down is allowed in each Draw Down Period, unless otherwise mutually agreed upon by us and Azimuth. Except as set forth in the immediately following sentence, we may not issue more than 4,427,562 shares (the “Trading Market Limit”) in connection with the committed equity line financing facility. The Purchase Agreement provides that the Trading Market Limit will not be applicable for any purposes of the Purchase Agreement or the transactions contemplated thereby, solely to the extent (and only for so long as) the average purchase price of all shares of common stock issued by us to Azimuth, taking into account all discounts, equals or exceeds $5.02 per share (subject to adjustment), which represents the consolidated closing bid price per share of our common stock as reported on the NASDAQ Global Market on the trading day immediately preceding the closing date of the Purchase Agreement.

Once presented with a draw-down notice, Azimuth is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume-weighted average price for our common stock exceeds a threshold price determined solely by us for such draw down. The per share purchase price for these shares equals the daily volume-weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.0% to 6.0%, based on a minimum price that we solely specify. If the daily volume-weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount of shares based upon the maximum call option dollar amount and the call option threshold price specified by us. Upon Azimuth’s exercise of the call option, we would sell to Azimuth the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its call option or the threshold price for the call option determined by us, less a discount ranging from 3.0% to 6.0%, based on the call option threshold price.

We have agreed to indemnify Azimuth and its affiliates against certain liabilities, including liabilities under the Securities Act. Azimuth has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Azimuth for inclusion in the registration statement covering the resale by Azimuth of shares sold to it under the Purchase Agreement, subject to certain limitations.

Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Azimuth shall use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

    Placement Agent Engagement Letter

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“FWG/Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to an engagement letter dated May 10, 2011 between us and FWG/Reedland (the “Engagement Letter”), we have agreed to reimburse up to $10,000 of FWG/Reedland’s reasonable legal expenses in connection with any filing made pursuant to FINRA Rule 5110, and to pay FWG/Reedland, upon each sale of our common stock to Azimuth under the Purchase Agreement, a fee equal to 0.5% of the aggregate dollar amount of common stock purchased by Azimuth upon settlement of each such sale. We have agreed to indemnify and hold harmless FWG/Reedland against certain liabilities, including certain liabilities under the Securities Act. In connection with the entry into the Engagement Letter, we and FWG/Reedland terminated our engagement letter (the “Prior Engagement Letter”) that we previously entered into with FWG/Reedland on July 28, 2010.

The foregoing description of the Purchase Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

The related opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is filed as Exhibit 5.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Purchase Agreement, we and Azimuth terminated the Prior Azimuth Agreements. Also, in connection with our entry into the Engagement Letter, we and FWG/Reedland terminated the Prior Engagement Letter. A description of the material terms of Prior Azimuth Agreements and the Prior Engagement Letter is contained in our Current Report on Form 8-K filed on July 29, 2010, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of May 10, 2011.

10.1	Common Stock Purchase Agreement, dated as of May 10, 2011, by and between Omeros Corporation and Azimuth Opportunity, Ltd.

10.2	Engagement Letter, dated as of May 10, 2011, by and between Omeros Corporation and Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: May 10, 2011

EXHIBIT INDEX

Exhibit Number	Description
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of May 10, 2011.

10.1	Common Stock Purchase Agreement, dated as of May 10, 2011, by and between Omeros Corporation and Azimuth Opportunity, Ltd.

10.2	Engagement Letter, dated as of May 10, 2011, by and between Omeros Corporation and Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC